Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
February 25, 2010	Tony Davis 318.388.9525 tony.davis@centurylink.com

CenturyLink increases quarterly cash dividend

MONROE, La. . . . CenturyLink (CenturyTel, Inc., NYSE: CTL) today announced that its Board of Directors voted to declare a quarterly cash dividend of $.725 per share, representing a 3.6% increase over the previous $.70 per share quarterly dividend. The $.725 per share is payable on March 22, 2010 to shareholders of record on March 9, 2010.

“CenturyLink has a long history of increasing dividend payments to shareholders and we are pleased that our strong operating performance and solid credit profile enable us to announce this 3.6% dividend increase,” said Glen F. Post, III, chief executive officer and president.

CenturyLink is a leading provider of high-quality voice, broadband and video services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 Company and expects to be listed in the Fortune 500 list of America’s largest corporations. For more information on CenturyLink, visit www.centurylink.com.

# # #